      As filed with the Securities and Exchange Commission on July 5, 2000

                                                Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                        WHEREVER.net HOLDING CORPORATION
             (Exact name of Registrant as Specified in its Charter)

           The Cayman Islands                               None
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                Identification Number)

                            Natwest Tower, Suite 4701
                                1 Matheson Street
                           Causeway Bay, Hong Kong SAR
                           People's Republic of China
                                 (852) 2561-7878
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         2000 Employee Share Option Plan
                            (Full title of the plan)

                              Puglisi & Associates
                               850 Library Avenue
                                    Suite 204
                             Newark, Delaware 19711
                                 (302) 738-6680
    (Name, address, including zip code and telephone, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed Maximum        Proposed Maximum
   Title of Each Class of      Amount to be      Offering Price per      Aggregate Offering         Amount of
Securities to be Registered   Registered (1)          Share (2)               Price (2)          Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Shares, par value         4,000,000              $9.00                $36,000,000              $9,504
$0.01 per share                   shares
====================================================================================================================

(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the 2000 Employee Share Option Plan by reason of any scrip dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's issued Common Shares.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registration Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement:

         (i) The Company's Registration Statement on Form F-1 (File No. 333-11676), filed with the SEC on March 17, 2000 (the "Form F-1 Registration Statement"), as amended by Amendment No.1, as filed with the SEC on April 11, 2000, Amendment No. 2, as filed with the SEC on April 26, 2000 and Amendment No. 3, as filed with the SEC on April 27, 2000;

         (ii) The description of the Registrant's Common Shares contained in the Form F-1 Registration Statement.

         In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and shall be part hereof from the date of filing thereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Officers and Directors.

         The Registrant's Articles of Association provide for indemnification of directors and officers for losses, damages, costs and expenses incurred in their capacities as such, except as a result of their own willful neglect or default.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit
-------
Number      Description
------      -----------

3.1 Memorandum of Association of the Company, incorporated by reference to Exhibit 3.1 of the Form F-1 Registration Statement.

3.2         Articles of Association of the Company, incorporated by reference to
            Exhibit 3.2 of the Form F-1 Registration Statement.

4.1 Form of Deposit Agreement among the Company, Citibank, N.A. and Holders and Beneficial Owners of American Depositary Shares issued thereunder, including the form of American Depositary Shares, incorporated by reference to Exhibit 4.1 of the Form F-1 Registration Statement.

4.2         2000 Employee Share Option Plan.

5.1         Opinion of Maples and Calder Asia, Cayman Islands counsel to the
            Registrant.

23.1        Consent of KPMG Certified Public Accountants.

23.2 Consent of Maples and Calder Asia (included in Exhibit 5.1 to Registration Statement).

24.1        Power of Attorney (contained on signature pages to Registration
            Statement).

Item 9. Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii)
              do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Taipei, Taiwan, on this 5th day of July, 2000.

                                             Wherever.net Holding Corporation

                                             By: /s/ Chris Pon-Yean Lee
                                                ---------------------------
                                             Name:   Chris Pon-Yean Lee
                                             Title:  Chairman of the Board


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Pon-Yean Lee, Johnny Lee and Fernando Bensuaski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                Title                           Date
         ---------                -----                           ----

  /s/ Chris Pon-Yean Lee
------------------------------
         Chris Pon-Yean Lee       Chairman of the Board           July 5, 2000


  /s/ Hsin Cheng Chen
------------------------------
         Hsin Cheng Chen          Vice Chairman of the Board      July 5, 2000


  /s/ Johnny Lee
------------------------------
         Johnny Lee               President, CEO and Director     July 5, 2000

  /s/ Fernando Bensuaski
------------------------------
         Fernando Bensuaski       Chief Financial Officer and     July 5, 2000
                                  Director


------------------------------
         Steven S. Cheng          Director                        July 5, 2000


  /s/ S. Steve Chu
------------------------------
         S. Steve Chu             Director                        July 5, 2000


  /s/ Stephen Wai Chung Ho
------------------------------
   Stephen Wai Chung Ho           Director                        July 5, 2000


 ------------------------------
         Ko Chang Hsich           Director                        July 5, 2000


 ------------------------------
         Li-Yu Hsu                Director                        July 5, 2000


  /s/ Chi Hua Huang
------------------------------
         Chi Hua Huang            Director                        July 5, 2000


  /s/ Hsin Tse Lai
------------------------------
         Hsin Tse Lai             Director                        July 5, 2000


 /s/ Hwa Dong Liang
------------------------------
         Hwa Dong Liang           Director                        July 5, 2000


  /s/ Fonald K. Yee
------------------------------
         Fonald K. Yee            Director                        July 5, 2000


  /s/ George Yang
------------------------------
         George Yang              Director                        July 5, 2000


  /s/ Tom Tung
------------------------------
         Tom Tung                 Director                        July 5, 2000

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE
                       OF WHEREVER.NET HOLDING CORPORATION

         Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of WHEREVER.net Holding Corporation, has signed the Registration Statement.

                                        PUGLISI & ASSOCIATES


                                        By: /s/ Donald J. Puglisi
                                            -------------------------
                                            Name:  Donald J. Puglisi
                                            Title: Managing Director